UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 29, 2024

EASTMAN CHEMICAL COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive

Kingsport Tennessee 37660

(Address of Principal Executive Offices) (Zip Code)

(423) 229-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EMN	New York Stock Exchange
1.875% Notes Due 2026	EMN26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On July 29, 2024, Eastman Chemical Company (the “Company”) issued a press release announcing the public offering (the “Offering”) of $500 million aggregate principal amount of 5.000% notes due 2029. The Offering is expected to be completed on August 1, 2024, subject to customary closing conditions.

The Company intends to use a portion of the net proceeds from the Offering to complete its previously announced cash tender offer (the “Tender Offer”) to purchase up to an aggregate principal amount of $250 million of the Company’s 3.800% notes due 2025 and to pay any related fees and expenses. The Tender Offer will expire at 5:00 p.m., New York City time, on August 26, 2024, unless extended or earlier terminated by the Company. Any proceeds not used for the foregoing will be used for general corporate purposes, which may include working capital, capital expenditures, the repayment of other indebtedness outstanding from time to time, and other matters in connection with the implementation of the Company’s strategic initiatives.

A copy of the Company’s press release announcing the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Neither the disclosures in this Current Report on Form 8-K nor the exhibit hereto shall constitute an offer to sell or the solicitation of an offer to buy the securities described herein and therein, nor shall there be any sale of such securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements are all statements, other than statements of historical fact, that may be made by the Company from time to time. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which the Company operates and the beliefs and assumptions of the Company’s management. In some cases, you can identify forward-looking statements by terminology such as “anticipates”, “believes”, “estimates”, “expects”, “intends”, “may”, “plans”, “projects”, “forecasts”, “will”, “would”, “could”, and similar expressions or expressions of the negative of these terms. Forward-looking statements may relate to, among other things, such matters as projections regarding the Company’s future financial performance; completion of the offering on the terms described, if at all; the Company’s expected use of the proceeds from the offering; planned and expected capacity increases and utilization; anticipated capital spending; expected depreciation and amortization; environmental matters and opportunities (including potential risks associated with physical and transitional impacts of climate change and related voluntary and regulatory carbon requirements); exposure to and effects of hedging raw material and energy prices and foreign currencies exchange and interest rates; disruption or interruption of operations and of raw material or energy supply; operating risks related to the Company’s information technology infrastructure, including service interruptions or data corruption as a result of cyber-based attacks; global and regional economic, political, and business conditions including heightened inflation, capital market volatility, interest rate and currency fluctuations, and economic slowdown or recession; competition; growth opportunities; supply and demand, volume, price, cost, margin and sales; pending and future legal proceedings; earnings, cash flow, dividends, stock repurchases and other expected financial results, events, decisions, and conditions; expectations, strategies, and plans for individual assets and products, businesses, and operating segments, as well as for the whole of the Company; cash sources and requirements and uses of available cash; financing plans and activities; pension expenses and funding; credit ratings; anticipated and other future restructuring, acquisition, divestiture, and consolidation activities; cost reduction and control efforts and targets; the timing and costs of, benefits from the integration of, and expected business and financial performance of acquired businesses as well as the subsequent impairment assessments of acquired long-lived assets; strategic, technology, and product innovation initiatives and development, production, commercialization and acceptance of new products, services and technologies and related costs; asset, business, and product portfolio changes; and expected tax rates and interest costs. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified in the section entitled “Risk Factors” and elsewhere in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Except as may be required by law, the Company undertakes no obligation to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

99.1	Press release announcing public offering of notes dated July 29, 2024

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN CHEMICAL COMPANY

Date: July 29, 2024	By:	/s/ Kevin Wang
Kevin Wang Vice President and Treasurer